UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Frankfort First Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$23.50; per share value of the merger consideration to be paid for each share of common stock

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(4)	Date Filed:

Frankfort First Bancorp, Inc.

Parent Company of First Federal Savings Bank of Frankfort

216 West Main Street
P.O. Box 535
Frankfort, KY 40602
Telephone: (502) 223-1638
Facsimile: (502) 223-7136

William C. Jennings, Chairman
Don D. Jennings, President
Danny A. Garland, Vice President and Secretary
R. Clay Hulette, Vice President and Treasurer

January 14, 2005

To Our Shareholders, Customers, and Friends:

On behalf of the directors, officers and employees of Frankfort First Bancorp, Inc. and its wholly-owned subsidiary, First Federal Savings Bank of Frankfort, I am pleased to present you with the materials for our upcoming Annual Meeting of Shareholders. This year’s annual meeting is different from years past as we will also be voting on the Company’s proposed merger with First Federal Savings & Loan Association of Hazard. Accordingly, instead of the traditional “Annual Report to Shareholders” you would normally receive, we are sending you the attached proxy statement-prospectus. The proxy statement-prospectus contains the information that would be included in the Annual Report (e.g., the Company’s audited financial statements (page F-29 of the prospectus), the Company’s selected financial data (page 27 of the prospectus), information regarding the market for the Company’s common stock (page P-21 of the proxy statement), management’s discussion and analysis of the Company’s financial data and results of operations (page 100 of the prospectus), quantitative and qualitative disclosure about the Company’s market risk (page 100 of the prospectus), information about the Company’s business (page 62 of the prospectus) and information regarding our officers and directors (page P-34 of the proxy statement)). Please read the proxy statement-prospectus as it contains important information about the Company’s performance and the merger with First Federal of Hazard.

In a few days, you will also receive a separate mailing with an election form with which you will tell us whether you would prefer to receive stock in Kentucky First Federal Bancorp or cash, subject to availability. Please be sure to return that form (along with your stock certificate, if your shares are held in certificate form) before the February 14, 2005 deadline.

We thank you for your continued support. Please call us if you have any questions.

Sincerely,

/s/ Don D. Jennings

Don D. Jennings
President

BOARD OF DIRECTORS

William C. Jennings	Charles A. Cotton, III	David R. Harrod
Chairman of the Board of	Retired Commissioner of the	Certified Public Accountant
the Company	Department of Housing,
Building and Construction,
Commonwealth of Kentucky

Danny A. Garland	Herman D. Regan, Jr.	William M. Johnson
President of the Bank	Retired Chairman of the Board	Attorney
and Vice President and	and President of Kenvirons, Inc.
Secretary of the Company

Frank McGrath	C. Michael Davenport
Retired	President
President	C. Michael Davenport, Inc. and
Frankfort Lumber Company	Davenport Broadcasting, Inc.

EXECUTIVE OFFICERS

William C. Jennings	Don D. Jennings	Danny A. Garland
Chairman of the Board	President	Vice President and Secretary

R. Clay Hulette, CPA
Vice President and Principal
Financial and Accounting Officer

OFFICE LOCATIONS

Main Office and Corporate	Branch Offices:	West Branch
Headquarters:	East Branch	1220 US 127 South
216 West Main Street	1980 Versailles Road	Frankfort, Kentucky 40601
P.O. Box 535	Frankfort, Kentucky 40601
Frankfort, Kentucky 40602
(502) 223-1638

GENERAL INFORMATION

Independent Auditors	Annual Meeting	Shareholder Inquiries and
Grant Thornton LLP	The Annual Meeting of	Availability of 10-K Report
Suite 900	Shareholders will be held on	A COPY OF THE COMPANY’S
625 Eden Park Drive	February 17, 2005 at 4:30 p.m.	ANNUAL REPORT ON FORM
Cincinnati, Ohio 45202	local time, at First Federal	10-KSB FOR THE YEAR ENDED
	Savings Bank of Frankfort	JUNE 30, 2004, AS FILED
Special Counsel		WITH THE SECURITIES AND
Muldoon Murphy & Aguggia LLP	Transfer Agent and Registrar	EXCHANGE COMMISSION WILL BE
5101 Wisconsin Avenue, NW	Illinois Stock Transfer Company	FURNISHED WITHOUT CHARGE TO
Washington, DC 20016	209 W. Jackson Blvd., Suite 903	SHAREHOLDERS AS OF THE
	Chicago, Illinois 60606-6905	RECORD DATE FOR THE
FEBRUARY 17, 2005 ANNUAL
MEETING UPON WRITTEN
REQUEST TO INVESTOR
RELATIONS, FRANKFORT FIRST
BANCORP, INC., P.O. BOX
535, FRANKFORT, KY 40602